UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2026 (February 9, 2026)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Concourse Parkway, NE, 8th Floor, Atlanta, Georgia 30328
(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2026 Long-Term Incentive Plan

On February 9, 2026, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved the 2026 Long-Term Incentive Plan Terms and Conditions (the “LTIP”), pursuant to which the Company makes annual long-term incentive awards based on shares of the Company’s common stock, including performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“TRSUs”). Under the LTIP, the Committee approves PRSU and TRSU awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or such other dollar value as is determined by the Committee. Under the LTIP, a named executive officer’s LTIP award in 2026 will be comprised of 50% PRSUs and 50% TRSUs by value. PRSU awards under the LTIP will vest February 15, 2029 for awards granted on or prior to February 28, 2026, and three years from the date of grant for awards granted after February 28, 2026, subject to achievement of the applicable performance measures and continued employment. TRSU awards under the LTIP granted on or prior to February 28, 2026 will vest ratably in one-third increments, with one-third of the award vesting on the first anniversary of the date of grant, one-third of the award vesting on February 15, 2028, and the remainder of the award vesting on February 15, 2029, subject to continuous employment. TRSU awards under the LTIP granted after February 28, 2026 will vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant, subject to continued employment.

The PRSUs awarded may vest at 0% to 150% depending upon achievement of equally-weighted performance goals for Free Cash Flow Productivity and Annual Adjusted Earnings Per Share Performance (as defined in the LTIP) set by the Committee for the performance period beginning as of January 1, 2026.

The summary above is qualified in its entirety by reference to the LTIP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2026 Bonus Program

The Committee also established performance criteria under the Company’s Amended and Restated Management Bonus Plan for 2026 bonus awards (the “2026 Bonus Program”). For named executive officers Christopher Peterson, Mark Erceg, Tracy Platt, and Bradford Turner, 2026 bonus awards will be tied to corporate performance goals for adjusted operating cash flow, adjusted earnings per share, core sales and productivity savings (the “Corporate Metrics Payout”). For named executive officer Kristine K. Malkoski, 2026 bonus awards will be tied 30% to the Corporate Metrics Payout and 70% to applicable business segment performance goals for adjusted operating cash flow, adjusted operating income, core sales and productivity savings.

Following the completion of 2026, named executive officers are eligible to receive a bonus equal to such named executive officer’s base salary multiplied by the product of a target payout percentage and a payout percentage from 0% to 200% determined by the Committee based on attainment of applicable performance goals, and subject to adjustment up or down, based on individual performance, quality of results or other factors deemed relevant by the Committee. To be entitled to receive their bonuses, participants generally will be required to continue to be employed by the Company through the date of payment.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Newell Brands Inc. 2026 Long-Term Incentive Plan Terms and Conditions

104	Cover Page Interactive Data File (formatted as inline XBLR and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 13, 2026	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal & Administrative Officer and Corporate Secretary